FACILITY NOTICE NO: FYN004977

To:         Mix Telematics Limited

Address:    Howick Close
        Waterfall Close
        Midrand
        1686

Attention:    John Granara

Date:         11 May 2022

Re: Credit Facilities

Dear Sir/Madam

1.    We have pleasure in advising you that Investec Bank Limited (“Investec”) has granted Mix Telematics Limited (“the Client”) the Credit Facilities as set out herein.

2.    Credit Facilities:

Currency	Overall Limit

(A)General Banking Facility

i) 364 days renewable Committed Lending Base Facility

   (Commitment Fee: 30bps per annum
   Committed Pricing: Prime less 1.5% per annum)

ii)Uncommitted Lending Base Facility

   (Uncommitted Facility Fee: 10bps p.a.
   Pricing: Overnight or daily negotiable)

(B) Foreign Exchange Trading Facility

      Foreign Exchange Trading Facility
      (Nominal Amount)

      Foreign Exchange Settlement Amount

      Maximum Tenor

      Potential Future Exposure (PFE)
ZAR USD USD USD ZAR	350,000,000 10,000,000 15,000,000 5,000,000 2 days 7,500,000

3.    This Facility Notice supplements, forms an integral part of and is subject to the Standard Terms and Conditions with reference number STC001893 annexed hereto which is to be executed and delivered to Investec by the Client, together with this Facility Notice, and the Annex attached hereto. This Facility Notice shall supplement, form an integral part of and be subject to the provisions of the Standard Terms and Conditions.

4.    In the event of any conflict between the terms of this Facility Notice, any Annex hereto, and the Standard Terms and Conditions, the terms of this Facility Notice and Annex shall prevail, save where the contrary is expressly indicated.

5.    Any capitalised terms referred to in this Facility Notice, which have not been defined herein, shall bear the meanings ascribed to them in the Standard Terms and Conditions.

6.    Subject to the provisions of clause 3.2 of the Standard Terms and Conditions, the General Banking Facility shall be effective for a period of 364 (Three Hundred and Sixty Four) days from the date that the suspensive conditions as set out in the Annex STC001893/01 are met.

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7.    The Credit Facilities set out in clause 2 above will, upon expiry and without further written communication, automatically convert to a callable on demand Uncommitted General Banking Facility (“Uncommitted GBF”) with an Uncommitted Facility Fee equivalent to the Commitment Fee illustrated above. The Interest Rate levied on the Uncommitted GBF shall be negotiated daily between Investec and the Client. Investec may at its sole discretion by way of written notice to the client, cancel the Uncommitted GBF.

8.        This Facility Notice may be executed in any number of counterparts and by electronic messaging including fax or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Yours faithfully,

Investec Bank Limited

Name:_____________________	Name: ______________________

Date:	Date:

Accepted by Mix Telematics Limited

Authorised Signatory	Authorised Signatory
Name:	Name:

Date:	Date:

ANNEX TO THE STANDARD TERMS AND CONDITIONS NO: STC001893/01

This Annex supplements, forms part of and is subject to the Standard Terms and Conditions to be entered into between Investec Bank Limited (“Investec”) and Mix Telematics Limited (“the Client”).

Any capitalised terms referred to in this Annex, which have not been defined herein, shall bear the meanings ascribed to them in the Standard Terms and Conditions.

1.    The granting of the Credit Facilities as set out in the Facility Notice No. FYN004977 (“the Facility Notice”) is subject to the fulfillment of the following suspensive conditions:

1.1    delivery and execution by the Client of the following documentation, in a form and substance acceptable to Investec:

1.1.1    the Facility Notice, this Annex and the Standard Terms and Conditions;

1.1.2    a true certified copy of a resolution passed by the Board of the Client, authorising the Client to enter into the Agreement, on the terms and conditions contained therein;

1.1.3    a certified list of authorised signatories of the Client together with original specimen signatures;

1.1.1a guarantee by Mix Telematics Africa (Pty) Ltd, Mix Telematics International (Pty) Ltd and Mix Telematics Enterprise SA (Pty) Ltd (“the guarantors”) in favour of Investec in terms of which the guarantors guarantee the performance by the Client of all its obligations to Investec;

1.1.2true certified copies of the section 45 board and special resolutions of the guarantors as per the Companies Act 71 of 2008.

2.    In the event that the suspensive conditions set out in clause 1 above are not fulfilled or waived, as the case may be, within a period of 65 (sixty five) days from the date of the Facility Notice, the grant of the Credit Facilities and this Agreement shall be null and void ab initio.

3.    The suspensive conditions contained in clause 1 above are established for the benefit of Investec and shall be capable of being waived by Investec as to the whole or any part of thereof or the date of fulfillment may be extended to any later date, in writing.

4.    This Annex may be executed in any number of counterparts and by electronic messaging including fax or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

For and on behalf of Investec
Who warrants his/her authority

Name: ____________________	Name:_______________________

Date:	Date:

For and on behalf of the Client
Who warrants his/her authority

___________
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Authorised Signatory	Authorised Signatory
Name:	Name:

Date:	Date: